Exhibit 99.1

CERTIFICATION UNDER SECTION 906 OF THE SARBANES-OXLELEIGHTON J. STEPHENSON ACT OF 2002

George P. Roberts and Leighton J. Stephenson hereby certify that:

1.  They are the Chief Executive Officer and Chief Financial Officer, respectively, of P-Com, Inc.

2.  The Form 10-Q report of P-Com, Inc. that this certification accompanies fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934.

3.  The information contained in the Form 10-Q report of P-Com, Inc. that this certification accompanies fairly presents, in all material respects, the financial condition and results of operations of P-Com, Inc.

Dated: August 14, 2002	/s/ GEORGE P. ROBERTS
George P. Roberts Chairman of the Board of Directors and Chief Executive Officer (Duly Authorized Officer)

/s/ LEIGHTON J. STEPHENSON
Leighton J. Stephenson Chief Financial Officer and Vice President, Finance and Administration (Principal Financial Officer)